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                                  EXHIBIT 11

                        CONSENT OF INDEPENDENT AUDITOR

     We consent to the use in this Post-Effective Amendment No. 58 to the Registration Statement (Form N-1A No. 2-12893) of our report dated November 21, 1996 on the financial statements and the per share data and ratios of Stonebridge Aggressive Growth Fund, Inc., included herein and to the reference made to us under the caption "Financial Highlights" in the Prospectus and under the caption "Investment Advisory and Other Services" in the Statement of Additional Information.

HEIN + ASSOCIATES LLP

Denver, Colorado
February 26, 1997

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